UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                       FORM 8 - K/A

                      CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report April 23, 1998


                           COMMISSION FILE NO. 0-24812


        DIVOT GOLF CORPORATION (F/K/A BRASSIE GOLF CORPORATION)
------------------------------------------------------------------------
  (Exact name of registrant as specified in its charter)


               DELAWARE                       56-1781650
--------------------------------   -----------------------------

  (State or other jurisdiction (I.R.S. Employer Identification No.) incorporation or organization)

        One Tampa City Center, Suite 200, Tampa, FL 33602
------------------------------------------------------------------------------
             (Address of principal executive offices)


                          (813) 222-0611
------------------------------------------------------------------------------
       (Registrant's telephone number, including area code)


Check whether the registrant:  (1) has filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|


1
Exhibit Index is on Page 4

                   DIVOT GOLF CORPORATION

                         FORM 8 - K/A

                       TABLE OF CONTENTS




Item 1.  Changes in Control of Registrant - None

Item 2.  Acquisition or Disposition of Assets - None

Item 3.  Bankruptcy or Receivership - None

Item 4.  Changes in Registrant's Certifying Accountant - None

Item 5.  Other Events.....................................................Page 3

Item 6.  Resignations of Registrant's Directors - None

Item 7.  Financial Statements and Exhibits................................Page 3


Signatures................................................................Page 7

ITEM 5.  Other Events

The purpose of this current report on Form 8-K/A is to file the financial statements for Miller Golf, Inc. ("Miller Golf") as of March 31, 1998, September 30, 1997, and September 30, 1996 and for the six month period ended March 31, 1998 and for each of the two years in the period ended September 30, 1997 and the unaudited pro forma combined condensed financial statements and related notes thereto, both of which are in connection with the Company's acquisition on April 8, 1998 of all the issued and outstanding shares of capital stock of Miller Golf. This information serves to: (i) comply with the requirements of
Item 310(c)of Regulation S-B and Article 11 of Regulation S-X; and (ii) provide the required financial statements and pro forma financial information of the business acquired amending the Current Report on Form 8K, dated April 23, 1998, which was filed with the Securities and Exchange Commission on April 23, 1998.

The pro forma financial information also includes (i) adjustments to reflect the conversion of certain convertible secured notes into shares of preferred stock as discussed in the Company's Current Report on Form 8-K, dated June 12, 1998 and (ii) adjustments to reflect the sale of the Company's leasehold interest in the golf course assets at the Gauntlet at Curtis Park ("Curtis Park") as discussed in the Company's Current Report on Form 8-K/A, dated May 26, 1998.

Item 7.  Financial Statements and Exhibits

              Financial Statements

          (a)  Financial Statements of Business Acquired

               Miller Golf, Inc. Financial Statements for the six month period ended March 31, 1998 and for the two years in the period ended September 30, 1997 and Independent Auditor's Report.

          (b)  Pro Forma Financial Information

               Unaudited Pro Forma Combined Condensed Financial Statements Notes to Unaudited Pro Forma Combined Condensed Financial Statements

          (c)  Exhibits
                    None




                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                                   DIVOT GOLF CORPORATION


                                By: /s/ Clifford F. Bagnall
                                -------------------------
                                   Clifford F. Bagnall
                                   Chief Financial Officer

Date: June 19, 1998

FORM 8-K/A
CURRENT REPORT

EXHIBIT INDEX


Item/Exhibit No.     Document                                        Page
----------------     --------                                        ----

Item 7 (a)           Financial Statements of Business Acquired         5

Item 7 (b)           Pro Forma Financial Information                  22

ITEM 7(a)


                          Audited Financial Statements

                                Miller Golf, Inc.

                    Six-month period ended March 31, 1998 and
                     years ended September 30, 1997 and 1996
                       with Report of Independent Auditors

                                                 Miller Golf, Inc.

                                           Audited Financial Statements

                 Six-month period ended March 31, 1998 and years ended September 30, 1997 and 1996



                                                     Contents


Report of Independent Auditors.................................................1

Financial Statements

Balance Sheets ................................................................2
Statements of Operations.......................................................4
Statements of Changes in Shareholders' Equity..................................5
Statements of Cash Flows.......................................................6
Notes to Financial Statements..................................................7

                                          Report of Independent Auditors


Board of Directors and Shareholders
Miller Golf, Inc.


We have audited the accompanying balance sheets of Miller Golf, Inc. as of March 31, 1998, September 30, 1997, and September 30, 1996, and the related statements of operations, shareholders' equity and cash flows for the six-month period ended March 31, 1998 and for each of the two years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Miller Golf, Inc. at March 31, 1998, September 30, 1997, and September 30, 1996 and the results of its operations and its cash flows for the six-month period ended March 31, 1998 and for each of the two years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.


                                                       /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
May 1, 1998

                                                 Miller Golf, Inc.

                                                  Balance Sheets



                                                                   March 31                  September 30
                                                                     1998              1997               1996
                                                              --------------------------------------------------------

Assets
Current assets:
   Cash                                                       $       156,311    $        84,809   $        47,668
   Accounts receivable, less allowance for doubtful accounts
     of $30,600 at March 31, 1998, $26,600 at September 30,
     1997, and $28,900 at September 30, 1996
                                                                    1,348,808          1,279,483         1,417,706
   Other receivables                                                   59,041             94,258            12,906
   Inventory                                                        1,259,960          1,142,040         1,124,442
   Prepaid expenses and deposits                                      283,743            132,304           132,421
   Deferred tax asset                                                  82,800             79,200            31,200
                                                              --------------------------------------------------------

Total current assets                                                3,190,663          2,812,094         2,766,343

Property and equipment:
   Machinery and leasehold improvements                               725,352            725,352           721,962
   Furniture and fixtures                                             286,426            285,709           285,709
   Equipment                                                          596,824            589,606           551,665
                                                              --------------------------------------------------------
                                                                    1,608,602          1,600,667         1,559,336
   Accumulated depreciation                                        (1,441,722)        (1,410,500)       (1,332,767)
                                                              --------------------------------------------------------
                                                                      166,880            190,167           226,569

   Deferred tax asset                                                  96,200             96,200           164,500
   Other assets                                                       112,394            117,033           107,416


                                                              --------------------------------------------------------
Total assets                                                  $     3,566,137    $     3,215,494   $     3,264,828
                                                              ========================================================


                                                                   March 31                  September 30
                                                                     1998              1997               1996
                                                              --------------------------------------------------------

Liabilities and shareholders' equity Current liabilities:
   Accounts payable                                           $       250,651    $       275,489   $       277,101
   Accrued expenses                                                   314,794            348,329           301,579
   Income taxes payable                                                     -             97,246           309,097
   Line of credit                                                   1,242,977            683,913           754,001
   Current portion of long-term debt                                        -             12,666            50,000
   Notes payable - related party                                      104,698            103,847            44,015
                                                              --------------------------------------------------------
Total current liabilities                                           1,913,120          1,521,490         1,735,793

Long-term debt, less current portion                                        -                  -            12,667
Notes payable - related party, less current portion                    10,653             20,851            39,962
Deferred taxes                                                         23,300             23,300            21,200

Commitments and contingencies (Notes 11 and 12)

Shareholders' equity:
   Common Stock, $1 par value, 250,000 shares
     authorized, 114,000 shares issued and outstanding
                                                                      114,000            114,000           114,000
   Additional paid-in capital                                         386,000            386,000           386,000
   Retained earnings                                                3,514,278          3,545,067         3,350,420
   Less cost of Common Stock held in treasury, 82,000
     shares                                                        (2,202,160)        (2,202,160)       (2,202,160)
   Notes receivable from shareholders                                (193,054)          (193,054)         (193,054)
                                                              --------------------------------------------------------
Total shareholders' equity                                          1,619,064          1,649,853         1,455,206
                                                              --------------------------------------------------------
Total liabilities and shareholders' equity                    $     3,566,137    $     3,215,494   $     3,264,828
                                                              ========================================================




See accompanying notes.

                                                 Miller Golf, Inc.

                                             Statements of Operations





                                                              Six-month period
                                                                ended March 31         Year ended September 30
                                                                     1998              1997               1996
                                                              --------------------------------------------------------


 Sales                                                        $    3,419,782     $     8,983,132   $     9,918,366
Cost of sales                                                      2,231,733           5,535,424         6,316,556
                                                              --------------------------------------------------------
Gross profit                                                       1,188,049           3,447,708         3,601,810

Selling, general and administrative expenses                       1,283,592           2,973,095         3,021,277
                                                              --------------------------------------------------------


(Loss) income from operations                                        (95,543)            474,613           580,533

Other income (expense):
   Life insurance proceeds                                                 -                   -         1,750,680
   Interest expense                                                  (46,700)           (121,248)         (201,694)
   Interest income                                                     7,754              14,417            69,028
   Other income (expense)                                            100,000              (2,835)            9,434
                                                              --------------------------------------------------------
                                                                      61,054            (109,666)        1,627,448

(Loss) income before taxes                                           (34,489)            364,947         2,207,981
Provision for income taxes                                            (3,700)            170,300           196,500
                                                              ========================================================
Net (loss) income                                             $      (30,789)    $       194,647   $     2,011,481
                                                              ========================================================



See accompanying notes.

                                                 Miller Golf, Inc.

                                        Statements of Shareholders' Equity




                                   Common       Additional       Retained                      Notes Receivable
                                    Stock     Paid-In Capital    Earnings      Treasury Stock  from Shareholders      Total
                                -------------------------------------------------------------------------------------------------

Balance at September 30, 1995   $    114,000  $    386,000   $    1,338,939  $       (52,160)  $     (202,500)  $    1,584,279
   Purchases of treasury stock             -             -                -       (2,150,000)               -       (2,150,000)
   Repayments of principal                 -             -                -                -            9,446            9,446
   Net income                              -             -        2,011,481                -                -        2,011,481
                                -------------------------------------------------------------------------------------------------
Balance at September 30, 1996        114,000       386,000        3,350,420       (2,202,160)        (193,054)       1,455,206
   Net income                              -             -          194,647                -                -          194,647
                                -------------------------------------------------------------------------------------------------
Balance at September 30, 1997        114,000       386,000        3,545,067       (2,202,160)        (193,054)       1,649,853
   Net loss                                -             -          (30,789)               -                -          (30,789)
                                =================================================================================================
Balance at March 31, 1998       $    114,000  $    386,000   $    3,514,278  $    (2,202,160)  $     (193,054)  $    1,619,064
                                =================================================================================================



See accompanying notes.

                                                 Miller Golf, Inc.

                                             Statements of Cash Flows

                                                                    Six-month period             Year ended
                                                                          ended                 September 30
                                                                     March 31, 1998        1997             1996
                                                                   ----------------------------------------------------

Operating Activities
Net (loss) income                                                  $       (30,789)   $      194,647  $    2,011,481
Adjustments to reconcile net (loss) income to net cash (used in)
   provided by operating activities:
     Depreciation                                                           31,222            77,733         102,356
     Deferred taxes                                                         (3,600)           22,400        (178,560)
     Changes in operating assets and liabilities:
       Accounts receivable and other receivables                           (34,108)           56,871         137,070
       Inventory                                                          (117,920)          (17,598)         80,275
       Prepaid expenses and deposits                                      (151,439)              117         115,591
       Other assets                                                          4,639            (9,617)        252,700
       Accounts payable                                                    (24,838)           (1,612)       (283,669)
       Accrued expenses                                                    (33,535)           46,750          20,850
       Income taxes payable                                                (97,246)         (211,851)        288,988
                                                                   ----------------------------------------------------
Net cash (used in) provided by operating activities                       (457,614)          157,840       2,547,082

Investing activities
Purchases of property and equipment                                         (7,935)          (41,331)        (26,054)
                                                                   ----------------------------------------------------
Net cash used in investing activities                                       (7,935)          (41,331)        (26,054)

Financing activities
Proceeds from line of credit                                             4,134,301         9,655,113      10,135,898
Principal payments on line of credit                                    (3,575,237        (9,725,201)    (10,456,991)
Net (payments) proceeds from notes payable - related party                  (9,347)           40,721               -
Payments on long-term debt                                                 (12,666)          (50,001)        (45,000)
Repayments on notes receivable from shareholders                                 -                 -           9,446
Purchase of treasury stock                                                       -                 -      (2,150,000)
                                                                   ----------------------------------------------------
Net cash provided by (used in) financing activities                        537,051           (79,368)     (2,506,647)
Net increase in cash                                                        71,502            37,141          14,381
Cash at beginning of year                                                   84,809            47,668          33,287
                                                                   ----------------------------------------------------
Cash at end of year                                                $       156,311    $       84,809  $       47,668
                                                                   ====================================================

Supplemental disclosures of cash flow information
Cash paid for interest                                             $        42,095    $      103,764  $      183,895
                                                                   ====================================================

Cash paid for income taxes                                         $       208,992    $      359,651  $       78,012
                                                                   ====================================================

See accompanying notes.

                                                 Miller Golf, Inc.

                                           Notes to Financial Statements

                                                  March 31, 1998


1. Business of the Company

Miller Golf, Inc. (the "Company") is engaged in the manufacturing and distribution of golf accessories, specialties and promotional items, which are sold principally to golf courses, pro shops, recreational facilities, and event sponsoring organizations in the United States and Puerto Rico.

2. Summary of Significant Accounting Policies

Revenue Recognition

Revenues, net of allowance for estimated future returns, are recognized at the time merchandise is shipped to the customer.

Concentration of Credit Risk

The Company's primary financial instrument subject to potential concentration of credit risk is accounts receivable which are unsecured. The Company provides an allowance for doubtful accounts based on its analysis of potentially uncollectible accounts. As of March 31, 1998, the Company had no significant concentrations of credit risk with any individual customers.

Inventory

Inventory is stated at cost (using the first-in, first-out cost flow assumption) and has been adjusted for slow-moving or obsolete items.

Inventory consists of the following:

                                                              March 31                    September 30
                                                                1998                1997                1996
                                                        --------------------- ------------------ -------------------

     Raw materials                                        $      321,874        $      310,949     $      293,935
     Work in process                                              55,303                47,460             51,876
     Finished goods                                              896,783               785,631            780,631
                                                        --------------------- ------------------ -------------------
     Total                                                     1,273,960             1,144,040          1,126,442
     Less inventory reserves                                      14,000                 2,000              2,000
                                                        ===================== ================== ===================
                                                          $    1,259,960        $    1,142,040     $    1,124,442
                                                        ===================== ================== ===================

                                                 Miller Golf, Inc.

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment accounts are stated at cost. Depreciation for both financial reporting and income tax purposes is computed using accelerated methods.

Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

The estimated lives are as follows:

     Machinery and leasehold improvements                    7 - 31.5      years
     Furniture and fixtures                                  7             years
     Equipment                                               5 - 7         years

Long-Lived Assets

Upon indication of impairment, the Company's policy for assessing impairment of long-lived assets is to calculate the undiscounted projected future cash flows of the asset expected to be generated over the remaining useful life of the asset. This amount is compared to the carrying value of the asset to determine if the asset is impaired. The Company adjusts the net book value of the underlying assets if the sum of expected future cash flows is less than book value. Based on the application of this policy, no impairments have been recognized.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                                 Miller Golf, Inc.

2. Summary of Significant Accounting Policies (continued)

Advertising Costs

The Company expenses advertising costs as incurred, except for direct response advertising, which is capitalized as prepaid advertising and amortized over its expected period of future benefits. Total advertising expense was $113,779, $241,353 and $258,882 for the six-month period ended March 31, 1998 and the years ended September 30, 1997 and 1996, respectively.

Impact of Recently Issued Accounting Standard

In 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), which are both effective for fiscal years beginning after December 15, 1997. SFAS 130 addresses reporting amounts of other comprehensive income and SFAS 131 addresses reporting segment information. The Company does not believe that the adoption of these new standards will have a material impact on its financial statements.

3. Prepaid Expenses and Deposits

Prepaid expenses and deposits consist of the following:

                                                             March 31                      September 30
                                                               1998                 1997                 1996
                                                        -------------------- -------------------- --------------------

     Prepaid advertising                                  $      38,221        $      43,148        $      42,995
     Prepaid insurance                                           66,065               39,334               41,583
     Other prepaid expenses                                      62,576               33,347               34,043
     Prepaid income taxes                                       107,181                    -                    -
     Deposits and advances                                        9,700               16,475               13,800
                                                        ==================== ==================== ====================
                                                          $     283,743        $     132,304        $     132,421
                                                        ==================== ==================== ====================

                                                 Miller Golf, Inc.

4. Notes Receivable from Shareholders

During 1995, two employees of the Company purchased 9,000 shares of the Company's common stock in exchange for promissory notes. If the employees receive an annual bonus, then they are subject to payments on the note equal to one-third of the bonus which will first reduce accrued interest and then the outstanding principal balance. Interest accrues on the unpaid balance at a rate of 7% per annum. The unpaid principal balance and accrued interest are due and payable on July 14, 2000. The notes are secured by a security interest in 9,000 shares of the Company's common stock.

5. Accrued Expenses

Accrued expenses consist of the following:

                                                               March 31                   September 30
                                                                 1998               1997                1996
                                                            ---------------- -------------------- ------------------

   Accrued and withheld payroll taxes                         $      20,950    $       9,410        $      10,276
   Accrued payroll and payroll related expenses                     131,755          173,266              121,710
   Accrued commissions                                               79,282           66,495               77,016
   Accrued pension                                                   27,807           39,973               49,976
   Accrued professional fees                                         55,000           59,185               42,601
                                                            ---------------- -------------------- ------------------
                                                              $     314,794    $     348,329        $     301,579
                                                            ================ ==================== ==================

6. Debt

The Company has a short-term line of credit of $2,000,000 which is secured by inventory, accounts receivable, fixtures, machinery and equipment. Interest is paid by the Company at a rate of 1% per annum over the bank's prime rate through February 18, 1997, after which time interest is paid at a rate of .75% per annum over the bank's prime rate (8.5% at March 31, 1998). The line of credit, which expires March 31, 2000, requires the Company to maintain certain financial covenants principally relating to cash flow. The outstanding balance at May 1998, September 30, 1997, and September 30, 1996 was $1,242,977, $683,913 and
$754,001, respectively.

The Company also has a $100,000 line of credit for the purpose of equipment acquisitions. The outstanding balance accrues interest at 1% over the bank's prime rate (8.5% at March 31, 1998) and is cross-collateralized with the short-term line of credit. Based on the line of credit agreement, the outstanding balance under this line of credit will be converted to a five-year term note at the end of each fiscal year. As of March 31, 1998, there was no outstanding balance on this line of credit.

                                                 Miller Golf, Inc.

7. Notes Payable - Related Party

Periodically, the President and majority shareholder have advanced the Company funds for cash shortfalls. There is no set repayment schedule and accordingly, the amounts have been included as current liabilities. Interest accrues at prime (8.5% at March 31, 1998) plus .75% adjusted periodically by executive management as they deem necessary. Amounts outstanding at March 31, 1998, September 30, 1997, and September 30, 1996 were $84,736, $84,736 and $26,500, respectively.

The Company has an unsecured note payable from a shareholder payable in fixed monthly installments of $1,821 including interest at 8.75%. Amounts outstanding at March 31, 1998, September 30, 1997, and September 30, 1996 were $30,615, $39,962 and $57,477, respectively.

8. Employee Retirement Plan

The Company has a noncontributory defined contribution pension plan that covers all salaried employees employed for at least six months and 1,000 hours of service within the year. Factory employees are covered by a noncontributory union pension plan. Pension expenses charged to operations are as follows:

                                                               Six-month
                                                             period ended
                                                                March 31            Year ended September 30
                                                                 1998               1997                1996
                                                            ---------------- -------------------- ------------------

   Salaried employees                                         $      24,375    $      47,543        $      53,804
   Hourly and factory employees                                      17,425           37,142               40,717
                                                            ================ ==================== ==================
   Total                                                      $      41,800    $      84,685        $      94,521
                                                            ================ ==================== ==================

The Company has a voluntary cash or deferred salary arrangement  qualified under
Section 401(k) of the Internal Revenue Code which became effective July 1, 1983. All salaried employees, and effective October 1, 1993, all union employees are eligible to participate and elections may be made to contribute from 1% to 15% of salary, to a statutory maximum. The Company has a matching program of up to a maximum 6% of covered compensation for salaried employees and 4% of covered compensation for union employees. Contributions made were $41,387, $84,220 and $74,331 for the six-month period ended March 31, 1998 and for the years ended September 30, 1997 and 1996, respectively.

                                                 Miller Golf, Inc.

9. Income Taxes

Federal and state income taxes are computed on net income of the Company adjusted for permanent differences between income for financial reporting and income for tax purposes. The resulting tax is computed using the statutory rates of respective governing agencies.

Deferred income taxes result primarily from timing differences between financial and tax income and are accounted for as required by Statement No. 109 of the Financial Accounting Standards Board.

The tax effects of temporary differences at March 31, 1998, September 30, 1997, and September 30, 1996 that give rise to significant portions of deferred tax assets and deferred tax liabilities are presented below:

                                                           March 31                  September 30
                                                             1998               1997              1996
                                                       ------------------ ----------------- ------------------
Deferred tax liabilities:
   Tax over book depreciation                            $      13,800      $      13,800     $      11,700
   Other, net                                                    9,500              9,500             9,500
                                                       ------------------ ----------------- ------------------
Total deferred tax liabilities                                  23,300             23,300            21,200

Deferred tax assets:
   Inventory                                                    53,200             47,100            19,500
   Insurance                                                     9,100             21,400                 -
   Alternative minimum tax credit carryforward
                                                                96,200             96,200           164,500
   Bad debts                                                    12,300             10,700            11,700
   Net operating loss                                            8,200                  -                 -
                                                       ------------------ ----------------- ------------------
Total deferred tax assets                                      179,000            175,400           195,700
                                                       ================== ================= ==================
Net deferred tax asset                                   $     155,700      $     152,100     $     174,500
                                                       ================== ================= ==================

For the period ended March 31, 1998, the Company incurred a federal net operating loss of approximately $24,000 that expires during the year 2018. An alternative minimum tax credit of approximately $164,500 arose in the year ended September 30, 1996. Approximately $68,300 of the credit was used in the year ended September 30, 1997. The remaining credit has an indefinite carryforward period.

                                                 Miller Golf, Inc.

9. Income Taxes (continued)

The provision for income taxes for the six-month period ended March 31, 1998 and for the years ended September 30, 1997 and 1996, respectively, consists of the following:

                                                           March 31                  September 30
                                                             1998               1997              1996
                                                       ------------------ ----------------- ------------------
Current expense:
   Federal                                               $         -        $      96,800     $     319,100
   State                                                           -               51,000            47,900
                                                       ------------------ ----------------- ------------------
                                                                   -              147,800           367,000
Deferred expense (benefit):
   Federal                                                    (4,400)              29,600          (172,100)
   State                                                         700               (7,100)            1,600
                                                       ================== ================= ==================
                                                              (3,700)              22,500          (170,500)
                                                       ================== ================= ==================
                                                         $    (3,700)       $     170,300     $     196,500
                                                       ================== ================= ==================

A reconciliation of the provision for income taxes to income tax expense, computed by applying the statutory federal income tax rate to pre-tax earnings at March 31, 1998, September 30, 1997, and September 30, 1996 is as follows:

                                                           March 31                  September 30
                                                             1998               1997              1996
                                                       ------------------ ----------------- ------------------
Income tax expense at statutory federal rate             $     (10,000)     $     124,100     $     750,700
Income tax expense at statutory state rate                      (1,800)            22,900           138,400
Increase (decrease) resulting from:
   Life insurance proceeds                                           -                  -          (705,000)
   Non-deductible expenses                                       6,700             23,300             9,200
   Other                                                         1,400                  -             3,200
                                                       ================== ================= ==================
                                                         $      (3,700)     $     170,300     $     196,500
                                                       ================== ================= ==================

                                                 Miller Golf, Inc.

10. Treasury Stock

The Company has periodically repurchased shares of common stock from its shareholders. Treasury stock consists of the following at March 31, 1998, September 30, 1997, and September 30, 1996:


     Fiscal Year End of                                                    Number of Shares
     Common Stock Repurchase                                                 Repurchased            Cost
------------------------------------------------------------------------- ----------------- ------------------
     September 30, 1994                                                             4,000       $      52,160
     September 30, 1996                                                            78,000           2,150,000
                                                                          ================= ==================
                                                                                   82,000       $   2,202,160
                                                                          ================= ==================

11. Leases

The Company leases certain automobiles and office space under operating leases which expire at various times through 2005. Total rent expense for the Company was approximately $145,000, $291,000 and $291,000 for the six-month period ended March 31, 1998 and the years ended September 30, 1997 and 1996, respectively. Future minimum lease payments, by year and in the aggregate, under operating leases during the next five years and thereafter are as follows:

     1998 (nine months)                                    $      231,125
     1999                                                         304,350
     2000                                                         302,998
     2001                                                         326,862
     2002 and thereafter                                        1,272,525
                                                       =====================
                                                           $    2,437,860
                                                       =====================

The Company leases its corporate office and warehouse space from the President and majority shareholder of the Company. The lease is for a period of ten years expiring in December 2005.

Terms of the lease required the Company to pay real estate taxes, repairs, maintenance and insurance on the leased premises. The rent during the option period is adjusted to reflect increases, but not decreases, in cost of living based on the consumer price index for urban consumers.

Annual rent expense paid to the shareholder for the six-month period ended March 31, 1998 and the years ended September 30, 1997 and 1996 was $145,350, $290,700 and $285,000, respectively.

                                                 Miller Golf, Inc.

12. Commitments and Contingencies

Letters of credit may be issued up to a maximum of the available balance under the Company's short-term line of credit to vendors for overseas inventory purchases (see Note 6). Interest accrues annually at prime (8.5% at March 31,
1998) plus 1%. Letters of credit outstanding at March 31, 1998, September 30, 1997 and September 30, 1996 were $29,634, $148,862 and $36,950, respectively.

13. Subsequent Events

On April 3, 1998, the shareholders' of Miller Golf, Inc. entered into a Stock Purchase Agreement with Brassie Golf Corporation ("Brassie"), whereby Brassie will purchase one hundred percent of the outstanding shares of Miller Golf, Inc. for a total purchase price of $4,300,000, consisting of $3,000,000 in cash, 800,000 shares of Brassie's common stock (valued at $300,000 on the date of closing), and a $1,000,000 note payable with principal and accrued interest due on September 30, 1998.

                DIVOT GOLF CORPORATION
        PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                     (Unaudited)

The following unaudited pro forma combined condensed financial statements include the historical and pro forma effects of the April 8, 1998 acquisition of Miller Golf, Inc. ("Miller Golf "). These pro forma financial statements also include (i) the historical and pro forma effects of the issuance of $3.0 million of convertible secured notes in April 1998 and the subsequent exchange of such notes for shares of the Company's 1997 Convertible Preferred Stock, and (ii) the sale of the Company's leasehold interest in the golf course assets at the Gauntlet at Curtis Park ("Curtis Park").

The following unaudited pro forma combined condensed financial statements have been prepared by the management of Divot Golf Corporation, Inc. formerly known as Brassie Golf Corporation, Inc. (the "Company") from its historical consolidated financial statements and the historical financial statements of
Miller Golf which are included in this Current Report on Form 8-K/A. The unaudited pro forma combined condensed statements of operations reflect adjustments as if the transactions had occurred on January 1, 1997. The unaudited pro forma combined condensed balance sheet reflects adjustments as if the transactions had occurred on March 31, 1998. See "Note 1 - Basis of Presentation." The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management of the Company believes are reasonable in the circumstances.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transaction had occurred on the applicable dates indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of the Company and related notes thereto which are included in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, which was filed with the Securities and Exchange Commission (the "Commission") on May 15, 1998, and in the Company's Annual Report on Form 10-KSB filed with the Commission on March 31, 1998. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Miller Golf which are included in this Current Report on Form 8-K/A.
22

                            DIVOT GOLF CORPORATION
                 PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1998
                                 (UNAUDITED)

                                                                                    Convertible                      Divot Golf
                                        Divot Golf                     Sale of      Secured Note       Pro Forma      Combined
                                        Historical    Miller Golf    Curtis Park(d) Financing         Adjustments     Pro Forma
                                      ------------- --------------   -------------- ------------     -------------  --------------

Current assets:
  Cash (deficit)                       $  (148,362)  $  156,311      $    263,434   $3,000,000(c)    $(3,000,000)(a)   $   271,383
  Cash restricted                          126,012                       (126,012)
  Accounts and notes receivable            429,577    1,407,849               (63)                                       1,837,363
  Accounts receivable from related
   parties                                 25,358                                                                           25,358
  Inventories and other current assets     892,494    1,626,503          (170,494)                       100,000 (a)     2,448,503
                                      ------------  --------------    -------------- ----------       -------------  --------------
Total current assets                     1,325,079    3,190,663           (33,135)   3,000,000        (2,900,000)       4,582,607



Property and equipment, net              7,169,858      166,880        (4,416,950)                                       2,919,788
Goodwill, net                              325,729                                                      2,580,936(b)     2,906,665
Intangible assets, net                     651,627                       (177,590)                                         474,037
Other Assets                                            208,594                                                            208,594
                                      ------------ --------------     -------------- -----------      -------------- --------------
Total assets                          $  9,472,293 $  3,566,137       $(4,627,675)   $ 3,000,000      $   (319,064)    $11,091,691
                                      ============ ==============     ============== ===========      ============== ==============

                                                                                     Convertible                      Divot Golf
                                       Divot Golf                       Sale of      Secured Note      Pro Forma      Combined
                                       Historical   Miller Golf      Curtis Park(d)  Financing        Adjustments     Pro Forma
                                     ------------- --------------    --------------- ------------     -------------- ---------------

Liabilities And Shareholders Equity:
  Accounts payable and accrued
  expenses                             $ 1,160,892 $   565,445       $   (323,556)    $               $              $ 1,402,781
  Accrued interest payable                  76,818                        (61,025)                                        15,793
  Income tax payable                       181,793                                                                       181,793
  Long-term debt and capital
    lease obligations                    5,878,668                     (4,766,894)     3,000,000(c)    1,000,000(a)    2,111,774
                                                                                      (3,000,000)(c)
  Notes payable - related Party                        115,351                                                           115,351
  Line of Credit                                     1,242,977                                                         1,242,977
  Accrued discount on convertible
    debentures                              51,489                                                                        51,489
  Deferred taxes                                        23,300                                                            23,300

 Shareholders' Equity:
   Preferred Stock                             283                                             3(c)                          286
   Common Stock                             48,344      114,000                                          (114,000)        49,144
                                                                                                              800(a)
   Additional paid-in capital           33,421,991      386,000                        2,999,997(c)       299,200(a)  37,450,188
                                                                                         729,000(e)      (386,000)
   Accumulated deficit                 (31,028,264)   3,514,278           523,800       (729,000)(e)   (3,514,278)   (31,233,464)
   Less cost of Common stock
     held in treasury                                (2,202,160)                                        2,202,160
   Less cost of Convertible
     Preferred Stock held in
     Treasury, 281,250 shares             (210,937)                                                                     (210,937)
   Notes Receivable from shareholders                   (193,054)                                         193,054
   Foreign currency translation
     adjustment                           (108,784)                                                                     (108,784)
                                       ------------ -------------    ---------------- ----------      -------------- ---------------
Total shareholders' equity                2,122,633    1,619,064          523,800     $3,000,000       (1,319,064)     5,946,433
                                       ------------ -------------    ---------------- ----------      -------------- ---------------
Total liabilities and shareholders'      $9,472,293  $ 3,566,137     $ (4,627,675)    $3,000,000      $  (319,064)   $11,091,691
equity                                 ============ =============    ================ ==========      ============== ===============


                      DIVOT GOLF CORPORATION
      PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
            FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (Unaudited)




                                                                                                                        Divot Golf
                                          Divot Golf                                  Sale of          Pro Forma         Combined
                                          Historical       Miller Golf            Curtis Park (g)     Adjustments        Pro Forma
                                      ------------------  ------------------     -----------------   ---------------  --------------
Operating Revenues                    $         137,468   $   1,493,917          $       (130,530)   $                $  1,500,855
Operating Expenses                           (1,359,857)     (1,606,374)                  247,018                       (2,719,213)
Depreciation & Amortization                     (85,322)        (11,920)                   72,421         (32,262)(f)      (57,083)
                                      ------------------  ------------------     -----------------   ---------------  --------------
Operating Loss                               (1,307,711)       (124,377)                  188,909         (32,262)      (1,275,441)

Interest Expense                               (206,131)        (28,125)                   73,542                         (160,714)
Other Expense, net                             (338,146)                                  523,800(h)                       185,654
                                      ------------------  ------------------     -----------------   ----------------- -------------
Net Loss Before Extraordinary Items   $      (1,851,988)  $    (152,502)         $        786,251    $    (32,262)     $(1,250,501)
                                      ==================  ==================     =================   ================= =============
Net Loss Per Share Before
  Extraordinary Item                  $            (.04)                                                               $      (.03)
                                      ===================                                                              =============
Weighted Average Shares Outstanding          46,756,200                                                                  46,756,200
                                      ===================                                                              =============

                      BRASSIE GOLF CORPORATION
      PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 31, 1997
                         (UNAUDITED)

                                                                                                                     Divot Golf
                                           Divot Golf                                 Sale of        Pro Forma        Combined
                                           Historical       Miller Golf           Curtis Park (i)    Adjustments     Pro Forma
                                       ------------------  -----------------    ------------------- ------------   ----------------
Operating Revenues                     $       4,093,599   $ 8,983,132          $     (1,566,144)    $              $  11,510,587
Operating Expenses                            (5,788,985)   (8,430,786)                1,071,830                      (13,147,941)
Depreciation & Amortization                     (871,222)      (77,733)                  463,305       (129,048)(f)      (614,698)
                                       ------------------  -----------------    ------------------- ------------   ----------------
Operating Profit (Loss)                       (2,566,608)      474,613                   (31,009)      (129,048)       (2,252,052)

Interest Expense                                (683,755)     (121,248)                  282,674                         (522,329)
Loss on sale of subsidiaries                  (1,826,164)                                                              (1,826,164)
Other Expense, net                              (910,507)     (158,718)                  523,800(h)                      (545,425)
                                        -----------------  -----------------    -----------------   ------------   ----------------
Net Loss Before Extraordinary Item      $     (5,987,034)  $   194,647          $        775,465     $ (129,048)   $   (5,145,970)
                                        =================  =================    =================   ============   ================
Net Loss Per Share Before
Extraordinary Item                      $           (.22)                                                          $         (.17)
                                        =================                                                          ================
Weighted Average Shares Outstanding            29,724,100                                                              29,724,100
                                        =================                                                          ================

NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

          The accompanying unaudited pro forma combined condensed statements of operations present the historical results of operations of the Company and Miller Golf for the three months ended March 31, 1998 and for the year ended December 31, 1997 with pro forma adjustments as if the transaction had taken place on January 1, 1997. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997, is presented using the combined historical results of the Company for the year then ended, and those of Miller Golf for its most recent fiscal year ended September 30, 1997. The unaudited pro forma combined condensed statement of operations for the three month period ended March 31, 1998, is presented using the combined historical results of the Company and those of Miller Golf for the three months ended March 31, 1998. The unaudited pro forma combined condensed balance sheet presents the historical balance sheets of the Company and Miller Golf as of March 31, 1998, with pro forma adjustments as if the transaction had been consumated as of March 31, 1998 in a transaction accounted for as a purchase in accordance with generally accepted accounting principles.

          Certain reclassifications have been made to the historical financial statements of the Company and Miller Golf to conform to the pro forma combined condensed financial statement presentation.

2.   PRO FORMA ADJUSTMENTS

     The following adjustments give pro forma effect to the transaction:

     (a)  To record purchase price consideration:

               Cash deposit paid on February 2, 1998      $  100,000

               Cash paid at closing financed by
               $3.0 million convertible debentures,
               subsequently converted to convertible
               preferred stock,                            2,900,000

               Short term debt issued to Miller Golf's
               former shareholders                         1,000,000

               Common Stock issued as deposit                200,000

               Common Stock issued at closing                100,000
                                                         -----------
                                                         $ 4,300,000
                                                         ===========

     (b) To record the cost in excess of net assets acquired of approximately $2.6 million.

     (c) To reflect adjustments representing $3.0 million of convertible secured notes issued to finance Miller acquisition and subsequent exchange of such notes for 3,000 shares of the Company's 1997 Convertible Preferred Stock.

     (d) Represents the historical balance sheet of Curtis Park as of March 31, 1998, as adjusted for the Company's gain on the sale of assets.

     (e) To record adjustment to reflect discount feature of Convertible Preferred Stock. Convertible Preferred Stock is convertible at the lessor of (i) $.70 or (ii) 75% of the average of the closing bid price of a share of common stock of the Company during the ten trading days prior to such conversion.

     (f) To record amortization of the cost in excess of acquired net assets over an estimate life of 20 years. Such amortization expense is subject to possible adjustment resulting from the completion of valuation analysis and final post-closing adjustments.

     (g) Reflects the historical statement of operations of Curtis Park for the three months ended March 31, 1998.

     (h)  Reflects the Company's gain on the sale of Curtis Park.

     (i) Reflects the historical statement of operations of Curtis Park for the year ended December 31, 1997.
26